Exhibit 99.1

AgEagle Announces Appointment of Kelly Anderson, CPA to the Board of Directors

WICHITA, Kan. – December 7, 2022 – (ACCESSWIRE) – AgEagle Aerial Systems Inc. (NYSE American: UAVS) (“AgEagle” or the “Company”), an industry-leading provider of full stack flight hardware, sensors and software for commercial and government/defense use, today announced the appointment of Kelly Anderson, CPA as a new independent member of AgEagle’s Board of Directors, effective today, December 5, 2022. Anderson will also serve as Chairperson of the Audit Committee and as a member of both the Compensation Committee and Nominating and Corporate Governance Committee of the Board, effective December 5, 2022.

“We are very pleased to welcome Kelly to the AgEagle Board,” stated Barrett Mooney, Chairman and CEO of AgEagle. “Her deep operating expertise and 25+ years of experience in public company finance, accounting and corporate governance make her an ideal addition to our Board. We fully expect that she will prove to be invaluable to AgEagle as we continue to expand our leadership position in the global autonomous robotics industry.”

Over the course of her career holding key financial leadership positions, Anderson has had a material impact on companies ranging in size from $5 million to $8 billion in annual revenues. She has successfully completed IPOs, up-listings and reverse merger go-public transactions; executed and integrated hundreds of mergers and acquisitions; and led capital formation efforts that have yielded hundreds of millions of dollars via equity and debt transactions.

Anderson currently serves as CEO of CXO Executive Solutions, a specialized executive talent solutions company she founded in 2020. She was previously a partner in C Suite Financial Partners, a financial consulting firm serving private, private equity, entrepreneurial, family office and government-owned firms across the entertainment, aerospace/defense, Software-as-a-Service and manufacturing industries. Anderson previously served in senior financial executive posts at notable companies, including Mavenlink (now known as Kantata), Ener-Core (OTC: ENCR), Fisker Automotive (NYSE:FSR), T3 Motion and The First American Corporation (NYSE: FAF). Anderson also currently serves as a member of the Board of Directors of Tomi Environmental Solutions (Nasdaq: TOMZ) and Concierge Technologies and has previously held board seats at Guardion Health Sciences (Nasdaq: GHSI) and Psychic Friends Network (OTC:PTOP). She is a Certified Public Accountant in California and graduated from California State University, Fullerton with a Bachelor of Arts degree in Business Administration.

About AgEagle Aerial Systems Inc.

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack drone solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock price. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to our competitive position, the industry environment, potential growth opportunities, and the effects of regulation and events outside of our control, such as natural disasters, wars, or health epidemics. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

AgEagle Aerial Systems Contacts:

Investor Relations:

Gateway Investor Relations

Matt Glover or Cody Cree

Phone: 949-574-3860

Email: UAVS@gatewayIR.com

Media:

Email: media@ageagle.com